CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 28, 2012 (except for Note 1c and Note 13, to which the date is August 31, 2012) in the Registration Statement on Form F-1 and related Prospectus of Morria Biopharmaceuticals, PLC., dated December 3, 2012.

Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
December 3, 2012	A member of Ernst & Young Global